EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/A of our report dated March 27, 2014, relating to the financial statements of Fuels, Inc., as of December 31, 2013 and 2012 for the years then ended and the period May 25, 1999 (inception) through December 31, 2013, and to all references to our firm included in this Registration Statement.



/s/ B F Borgers, CPA, PC
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B F Borgers, CPA, PC
Certified Public Accountants
Denver, Colorado
April 24, 2014